EXHIBIT 10.2

                           RESTRICTED STOCK AGREEMENT
                           --------------------------

         RESTRICTED STOCK AGREEMENT (this "Agreement") dated as of October 9, 2006 by and between COACTIVE MARKETING GROUP, INC., a Delaware corporation (the "Corporation"), and CHARLES TARZIAN (the "Employee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Board of Directors and Compensation Committee of the Corporation have determined that it is desirable and in the best interest of the Corporation to grant the Employee shares of restricted stock under this Agreement (i) to induce Employee to enter into the employ of the Corporation pursuant to an Employment Agreement (the "Employment Agreement") between the Corporation and Employee of even date herewith, and (ii) as an incentive for the Employee to advance the interests of the Corporation;

         WHEREAS, the Employee desires to accept such shares subject to the restrictions and other provisions of this Agreement; and

         WHEREAS, capitalized terms used but not defined herein shall have the meanings set forth in the Employment Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

         1. Grant. Subject to the terms and conditions set forth herein and therein, the Corporation hereby issues to Employee 200,000 shares of Common Stock of the Corporation (the "Shares"). A certificate representing the Shares shall be issued in the name of the Employee and shall be escrowed with the Secretary of the Corporation subject to removal of the restrictions placed thereon or forfeiture pursuant to the terms of this Agreement.

         2. Dividend, Voting and Other Rights. Except as otherwise provided herein, from and after the date hereof, the Employee shall have all of the rights of a stockholder with respect to the Shares, including the right to vote the Shares and receive any dividends that may be paid thereon; provided, however, that any and all additional shares of Common Stock or other securities that the Employee may become entitled to receive pursuant to a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization or any other change in the capital structure of the Corporation with respect to such stock, securities or other property exchangeable for any unvested Shares shall be subject to the same restrictions as such unvested Shares under this Agreement.

         3. Risk of Forfeiture; Vesting. In the event of a Termination of Association (as defined below) of the Employee for any reason prior to the date that is five years from the date hereof (the "Time Vested Date"), all unvested Shares granted hereunder shall be forfeited to the Corporation, and the Employee shall have no further interest in such unvested Shares of any kind whatsoever. The Shares shall vest as follows:
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                  (i)      Time Vesting. On the Time Vested Date, provided that
         a Termination of Association has not occurred prior to such date, Employee shall be vested in one hundred percent (100%) of the Shares.

                  (ii) Accelerated Vesting Based on Stock Price. In addition, following the first period of 20 consecutive trading days (a "Trading Period") during which the last reported sales price of the Common Stock on each date in such Trading Period, as reported by the Nasdaq Stock Market, the NASD OTC Bulletin Board, or such other principal market on which the Common Stock is then traded or quoted, equals or exceeds the vesting price set forth below (a "Vesting Price"), Employee shall be vested in that percentage of the Shares set forth below opposite such Vesting Price:

                                                               Percentage of
                           Vesting Price                       Shares Vested
                           -------------                       -------------
                              $3.00                                 20%
                              $4.00                                 40%
                              $5.00                                 60%
                              $6.00                                 80%
                              $7.00                                100%

                  By way of example, if the last reported sales price of the Common Stock during each day of a Trading Period is greater than $3.00 but less than $4.00, Employee would be vested in 20% of the Shares. If, thereafter, the last reported sales price of the Common Stock during each day of a subsequent Trading Period is less than $3.00, Employee would remain vested in 20% of the Shares. If, thereafter, during a third Trading Period the last reported sales price of the Common Stock on each day of such Trading Period is greater than $4.00 but less than $5.00, Employee would be vested in an aggregate of 40% of the Shares.

                  Each Vesting Price shall be proportionately decreased or increased, as appropriate, in the event the Corporation shall at any time after the date hereof (i) issue Common Stock as a dividend or distribution on all shares of Common Stock of the Corporation, (ii) split or otherwise subdivide its outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares.

         (iii) As soon as practicable following the vesting of any Shares pursuant to this Section 3 and to the extent such Shares may be sold under
Section 4 hereof, the Secretary of the Corporation shall deliver to the Employee certificates representing such vested Shares free and clear of all restrictions and with all legends herein described removed along with the stock powers relating thereto.

         A "Termination of Association" shall mean the termination of the relationship between the Corporation and the Employee, such that the Employee is no longer an employee of the Corporation. In the event of a forfeiture, the certificates representing the unvested Shares covered by this Agreement shall be canceled.

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         4.       Stock Maintenance Requirement. Notwithstanding the vesting of the Shares, Employee covenants and agrees with the Corporation, that so long as Employee is employed by the Corporation, Employee shall continue to hold no less than 50% of the aggregate number of shares of common stock of the Corporation issued to Employee by the Corporation in connection with his employment with the Corporation (including, without limitation, the Shares issued hereunder and any other shares of Common Stock issued to Employee by the Corporation after the date hereof pursuant to Employee's Employment Agreement or otherwise).

         5. Restrictions on Transfer. The Shares may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the Employee, except to the Corporation, until the Shares have become nonforfeitable as provided in Section 3 hereof, and then only in accordance with
Section 4 hereof. Any purported transfer or encumbrance in violation of the provisions of this Section 5 shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Shares. In addition, Employee hereby confirms that Employee has been informed that the Shares are restricted securities under the Securities Act of 1933, as amended, and may not be resold or transferred unless the Shares are first registered under the federal securities laws or unless an exemption from such registration is available.

         6. Legend on Shares. Each certificate evidencing Shares shall be stamped or otherwise imprinted with legends in substantially the following form:

         THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE TERMS AND CONDITIONS OF A RESTRICTED STOCK AGREEMENT DATED AS OF OCTOBER __, 2006, BETWEEN COACTIVE MARKETING GROUP, INC. AND THE HOLDER OF RECORD OF THIS CERTIFICATE, AND NO SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF SUCH SECURITIES SHALL BE VALID OR EFFECTIVE EXCEPT IN ACCORDANCE WITH SUCH AGREEMENT AND UNTIL SUCH TERMS AND CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF COACTIVE MARKETING GROUP, INC.

         In addition, the Shares will be imprinted with the following legend:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAW.

         7. Withholding. If any Federal, state or local taxes of any kind are required by law to be withheld with respect to the Shares (or any distributions of other securities or property (including cash) thereon or issued in replacement thereof), (i) the Corporation and its subsidiaries shall, to the extent permitted by law, have the right to deduct from any payments of any kind

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otherwise due to the Employee any Federal, state or local taxes of any kind required by law to be withheld with respect to the Shares; and (ii) if payment of the required tax is not made by the Employee or otherwise, the Corporation may, at its option, redeem and cancel a sufficient number of Shares at their Fair Market Value (as defined in the Plan), to pay any tax required to be withheld.

         8. No Right to Retention. This Agreement shall not entitle the Employee to any right or claim to be employed or retained by the Corporation or any subsidiary thereof or limit the right of the Corporation or any subsidiary thereof to terminate the Employee's employment with the Corporation or any subsidiary thereof or to change the terms of such employment.

         9. Resolution of Disputes. Any controversy, dispute, or difference arising out of or relative to this Agreement or the breach thereof shall be determined by arbitration in New York City before three arbitrators. The arbitration shall be governed by the Federal Arbitration Act and administered by the American Arbitration Association under its Commercial Arbitration Rules, provided that persons eligible to be selected as arbitrators shall be limited to attorneys-at-law who have practiced law for at least 15 years as an attorney in New York specializing in either general commercial litigation or general corporate and commercial matters. A demand for arbitration under this provision shall be made in writing to the other party within sixty
(60) days of the date the party demanding arbitration knew or should have known of the event giving rise to the claim, but in no event more than two (2) years after the event giving rise to the claim, or the claim shall be forever barred. The parties agree that judgment upon any award rendered may be entered in any court having jurisdiction thereof as an enforceable judgment or decree.

         10. Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of the Corporation, the Employee, the respective successors or heirs and personal representatives and permitted assigns of the Corporation and the Employee.

         11. Entire Agreement. This Agreement, together with the Employment Agreement, contains the entire agreement among the parties with respect to the subject matter hereof and supersedes other prior and contemporaneous arrangements or understandings with respect thereto. In the event of any conflict among this Agreement and the Employment Agreement, the terms of the Employment Agreement shall control.

         12. Notices. All notices, consents and other communications under this Agreement shall be in writing and shall be deemed to have been duly given
(a) when delivered by hand, (b) one business day after the business day of transmission if sent by telex or telecopier (with receipt confirmed), or (c) one business day after the business day of deposit with the carrier, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), in each case to the appropriate addresses, telex numbers and telecopier numbers (or to such other addresses, telex numbers and telecopier numbers as a party may designate as to itself by notice to the other parties), if to the Employee at Employee's address on the records of the Corporation, and if to the Corporation, to CoActive Marketing Group, Inc., 75 Ninth Avenue, New York, New York 10011.

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         13.      Changes. This Agreement cannot be changed or terminated
orally.

         14. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         15. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

         16. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability. Such prohibition or unenforceability in any one jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.


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         17.      Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly therein.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement this 9th day of October, 2006.



                                       COACTIVE MARKETING GROUP, INC.


                                       By: /s/ ERWIN MEVORAH
                                           -------------------------------------
                                       Name:   Erwin Mevorah
                                       Title:  Chief Financial Officer


                                       /s/ CHARLES TARZIAN
                                       -----------------------------------------
                                       Charles Tarzian ("Employee")



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